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                                                                 EXHIBIT 99.10.e

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 18,, 2002, relating to the financial statements and financial highlights which appears in the September 30, 2002 Annual Report to Unitholders of RSI Retirement Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
January 27, 2003